EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Frank Leslie

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 495-3913

(Name, address and telephone number of agent for service)

William Lyon Homes

William Lyon Homes, Inc.

(Issuer with respect to the Securities)

[See Table of Additional Registrants On Following Page]

Delaware California	33-0864902 33-0253855
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4490 Von Karman Avenue Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

7.5% Senior Notes due 2014

(Title of the Indenture Securities)

TABLE OF ADDITIONAL REGISTRANTS

Name of Guarantor Registrant	Jurisdiction of Organization or Incorporation	IRS Employer Identification Number

California Equity Funding, Inc.	California	33-0830016
Duxford Financial, Inc.	California	33-0640824
HSP, Inc.	California	33-0636045
Lyon Montecito, LLC	California	33-0013333
OX I Oxnard, L.P.	California	33-0960120
PH-LP Ventures	California	33-0799119
PH-Rielly Ventures	California	33-0827710
PH Ventures-San Jose	California	33-0785089
Presley CMR, Inc.	California	33-0603862
Presley Homes	California	33-0905035
St. Helena Westminster Estates, LLC	Delaware	33-0842940
Sycamore CC, Inc.	California	33-0981307
The Ranch Golf Club Co.	California	75-3101931
William Lyon Southwest, Inc.	Arizona	86-0978474

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2003, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Registration Number 333-67188.

NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 25th of February, 2004.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ FRANK P. LESLIE III
Frank P. Leslie III Vice President

By:	/s/ RICHARD H. PROKOSCH
Richard H. Prokosch Vice President

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Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: February 25 2004

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ FRANK P. LESLIE III
Frank P. Leslie III Vice President

By:	/s/ RICHARD H. PROKOSCH
Richard H. Prokosch Vice President

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Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2003

($000’s)

12/31/2003
Assets
Cash and Due From Depository Institutions	$8,631,361
Federal Reserve Stock	0
Securities	42,963,396
Federal Funds	2,585,353
Loans & Lease Financing Receivables	114,718,888
Fixed Assets	1,911,662
Intangible Assets	10,254,736
Other Assets	8,093,654

Total Assets	$189,159,050
Liabilities
Deposits	$128,249,183
Fed Funds	5,098,404
Treasury Demand Notes	3,585,132
Trading Liabilities	213,447
Other Borrowed Money	21,664,023
Acceptances	123,996
Subordinated Notes and Debentures	5,953,524
Other Liabilities	5,173,011

Total Liabilities	$170,060,720
Equity
Minority Interest in Subsidiaries	$1,002,595
Common and Preferred Stock	18,200
Surplus	11,677,397
Undivided Profits	6,400,138

Total Equity Capital	$19,098,330
Total Liabilities and Equity Capital	$189,159,050

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ FRANK P. LESLIE III
Vice President

Date: February 25 2004

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